

Cool Company

Discussion Materials for the Special Committee of the Board of Directors

September 10, 2025

EVERCORE

These materials have been prepared by Evercore Group L.L.C. ("Evercore") for the Special Committee of the Board of Directors of the Company to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Company.

These materials were compiled on a confidential basis for use of the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.

These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.

Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Note: Institutional Investor ("II") data is provided for informational purposes only and is not intended to imply or reflect, and should not be viewed as implying or reflecting, the views of any Firm analyst or group of Firm analysts with respect to any particular security or industry sector. This year's II-America Survey covered 50+ sectors, and rankings reported herein (i.e. "weighted" rankings) are based on weightings of the firm's individual analysts' rankings added together (#1 = 4pts, #2 = 3pts, #3= 2pts, R/U = 1pt).

The Firm's Equity Research Department is independent of its Investment Banking Department, and the terms of applicable FINRA rules preclude Evercore investment banking personnel from committing to research coverage. All research coverage decisions are made by Equity Research Management and the appropriate research analyst, although, as a general matter, and subject to Equity Research Management approval, it is our general practice to provide equity research coverage where the Firm serves as a Bookrunner of an equity or equity-linked offering.

Table of Contents

I. Introduction

Introduction

- Evercore Group LLC ("Evercore") is pleased to present its preliminary findings to the Special Committee of the Board of Directors (the "Special Committee") of Cool Company Ltd. ("CoolCo" or the "Company") regarding the non-binding proposal from EPS Ventures Ltd ("EPSV") to acquire all outstanding common shares not owned by EPSV for cash consideration (the "Proposed Transaction")
  - EPSV proposes that CoolCo public shareholders would receive $8.35 in cash per common share (the "Proposed Consideration")
- Evercore has conducted a due diligence review and held the following meetings with Company management and the Special Committee as part of our evaluation process of the Proposed Transaction
  - On August 14, 2025, Evercore held a call with CoolCo CEO, Richard Tyrrell, to receive an update on the business and key industry trends
  - On August 19, 2025, Evercore was provided access to Company materials, which included, among other items, CoolCo's financial projections as provided by management (the "Company Case"), recent industry and equity analyst research and recent materials prepared for the CoolCo Board of Directors
  - On August 21st, 2025, Evercore held a call with CoolCo CEO, Richard Tyrrell, and CFO, John Boots, to discuss the Company Case
  - Over the week of August 25th, Evercore held two calls with the Special Committee – the first on August 25th and the second on August 29th, where the Special Committee requested a case sensitivity from the management team reflecting more favorable spot rate and useful life assumptions provided by the Special Committee (the "Special Committee Case")
  - On August 28th, the Special Committee and Evercore participated in a call with EPSV where EPSV presented its rationale for the Proposed Transaction and discussed its valuation assumptions
  - On September 5th, the Special Committee and Evercore participated in a call with Poten & Partners to discuss the LNG industry conditions and potential go-forward fundamentals and charter rate assumptions

Summary of EPS Ventures' Proposal

Key Terms	
Buyer and Company	▪ EPS Ventures Ltd ("EPSV"), which currently owns 59.3% of CoolCo's shares outstanding ▸ EPS Ventures was the cornerstone investor in the Company's first private placement in 2022 and is beneficially owned by Idan Ofer ▪ CoolCo is dual listed on the NYSE and OSE and incorporated in Bermuda
Proposed Transaction Summary	▪ On August 12, 2025, EPSV submitted a non-binding proposal to acquire each common share it does not already own (~22mm publicly owned common shares) ▪ The company would survive the merger as a wholly-owned subsidiary of EPSV and delist from OSE and NYSE
Offer Price	▪ $8.35 per common share in cash ▸ Assumes that all share options and restricted stock units will vest and be cashed out, or otherwise cancelled if out of the money
Other Items	▪ EPSV has stated that it is interested only in purchasing the shares from public shareholders and is not interested in selling its equity position ▪ Transaction is subject to approval of a fully-empowered special committee of independent directors and the Board of Directors of CoolCo ▪ Transaction is subject to approval of majority of common shareholders which would include the shares held by EPSV ▪ No financing contingency ▪ Transaction would be subject to regulatory approval and other customary closing conditions

Source: August 12 letter from EPSV

Summary of EPS Ventures' Proposal (Cont'd)

Analysis at Various Prices

($ in millions, except per share data)

	Metric	Current (9/9/25) $7.63	Proposed Consideration $8.35	$8.50	$9.00	$9.50	$10.00	$10.50	$11.00
Implied Transaction Value									
CoolCo Share Price		$7.63	$8.35	$8.50	$9.00	$9.50	$10.00	$10.50	$11.00
(x) Fully Diluted Shares Outstanding		52.976	52.976	52.976	52.976	52.976	52.976	53.027	53.075
Implied Equity Value		**$404.2**	**$442.3**	**$450.3**	**$476.8**	**$503.3**	**$529.8**	**$556.8**	**$583.8**
(+) Total Debt (6/30/25)		1,385.3	1,385.3	1,385.3	1,385.3	1,385.3	1,385.3	1,385.3	1,385.3
(–) Cash, Restricted Cash and Equivalents (6/30/25)		(109.7)	(109.7)	(109.7)	(109.7)	(109.7)	(109.7)	(109.7)	(109.7)
Implied Total Enterprise Value		**$1,679.8**	**$1,718.0**	**$1,725.9**	**$1,752.4**	**$1,778.9**	**$1,805.4**	**$1,832.4**	**$1,859.4**
Implied Transaction Premium / (Discount)									
Current Share Price (9/9/25)	$7.63	0.0%	9.4%	11.4%	18.0%	24.5%	31.1%	37.6%	44.2%
Share Price at Offer (8/11/25)[2]	$7.09	7.6%	17.8%	19.9%	26.9%	34.0%	41.0%	48.1%	55.1%
30-day VWAP	7.61	0.2%	9.7%	11.7%	18.2%	24.8%	31.4%	37.9%	44.5%
60-day VWAP	7.27	4.9%	14.8%	16.9%	23.7%	30.6%	37.5%	44.4%	51.2%
90-day VWAP	6.84	11.6%	22.1%	24.3%	31.6%	38.9%	46.2%	53.5%	60.8%
52-Week High	11.71	(34.8%)	(28.7%)	(27.4%)	(23.1%)	(18.9%)	(14.6%)	(10.3%)	(6.1%)
52-Week Low	4.51	69.2%	85.1%	88.5%	99.6%	110.6%	121.7%	132.8%	143.9%
Implied Transaction Multiples									
TEV / EBITDA									
2025E (Analyst Consensus)	$225.8	7.4x	7.6x	7.6x	7.8x	7.9x	8.0x	8.1x	8.2x
2026E (Analyst Consensus)	206.1	8.1	8.3	8.4	8.5	8.6	8.8	8.9	9.0
2025E (CLCO Mgmt)[1]	$214.9	7.8	8.0x	8.0x	8.2x	8.3x	8.4x	8.5x	8.7x
2026E (CLCO Mgmt)[1]	186.8	9.0	9.2	9.2	9.4	9.5	9.7	9.8	10.0

Source: Company materials, FactSet (9/9/25), Wall Street research

1. Represents both Company Case and Special Committee Case multiples, given the two cases are equivalent through 2026
2. While the Proposed Transaction has not been publicly disclosed, the share price from one day prior to EPSV submitting its non-binding proposal is included for reference

II. Industry Overview

LNG Shipping Market Update

- LNG shipping demand increased dramatically following the onset of the Russian-Ukraine conflict as European countries rushed to replace Russian pipeline gas with seaborne imports, causing step function growth in LNGC charter rates
  - A robust rate environment and visible backlog of liquefaction project start-ups resulted in a wave of newbuild ordering, driving up prices for newbuild and secondhand vessels
- While the Russia-Ukraine conflict has generally been a positive for LNG shipping adoption, incremental European cargos are often sourced from the U.S., decreasing the amount of U.S. cargos shipped to Asia, a route which supports tonne-mile demand (the key metric measuring demand for LNG vessels)
  - U.S. volumes to Asia (a long-haul route) have also languished in 2025 amid trade disputes between the U.S. and China; China has not sourced any LNG cargo from the U.S. since February and has replaced volumes mostly with Russian cargo
- Many liquefaction projects have experienced lengthy delays in construction, while shipyards have delivered newbuild vessels on schedule – this mismatch in export capacity and fleet growth has resulted in an acute supply / demand imbalance that appeared in late 2024 and has persisted into 2025, with spot rates reaching historic lows
  - Market weakness has resulted in commercial discrimination towards less modern steam and TFDE vessels with lower capacity and higher boil-off rates compared to latest generation two stroke vessels
- The LNG shipping market supply / demand balance is expected to be restored in coming years as a large influx of liquefaction capacity becomes operational in Qatar and the U.S. and projects reach FID following the repeal of the Biden Administration's export pause
  - Despite the promising market outlook, LNG newbuild ordering has been subdued in 2025 due to firm shipyard pricing and a long lead time for liquefaction projects relative to construction timeline for an LNG carrier

LNG Rate Backdrop

Rates troughed with vessel oversupply due to liquefaction delays, and owners have responded to lower rates by idling vessels and accelerating scrappings

Spot Rates ($/day)


$500,000
$400,000
$300,000
$200,000
$100,000
$ -
Jan-22
Sep-22
Jun-23
Feb-24
Nov-24
Aug-25
$33,500
$24,000
174k cbm Spot Rate
160k cbm Spot Rate

1yr Timecharter Rates ($/day)


$300,000
$200,000
$100,000
$ -
Jan-22
Sep-22
Jun-23
Feb-24
Nov-24
Aug-25
$46,000
$28,000
174k cbm 1y TC Rates
160k cbm 1y TC Rates

3yr Timecharter Rates ($/day)


$200,000
$150,000
$100,000
$50,000
$ -
Jan-22
Sep-22
Jun-23
Feb-24
Nov-24
Aug-25
$58,000
$31,000
174k cbm 3y TC Rate
160k cbm 3y TC Rate

Idle Fleet (%)

As vessels warm up, they become more expensive to reactivate, leading to 3,001 cumulative cbm demolition over the last 3 years


20.0%
10.0%
0.0%
Jan-22
Sep-22
Jun-23
Feb-24
Nov-24
Aug-25
15.4%
6.5%
Steam
DFDE

Source: Clarksons

Start of Russia-Ukraine Conflict (Feb. '22)

LNG Carrier Asset Prices

($ in millions)

Newbuilding Prices of 174k cbm Vessels Have Modestly Declined from Peak Levels


$280
$260
$240
$220
$200
Jan-22
Sep-22
Jun-23
Feb-24
Nov-24
Aug-25
$250

… While Less Modern TFDE and Steam Tonnage have Declined More Measurably – Though There Have Been Few Transactions

TFDE Vessel Secondhand Prices


$200
$150
$100
Jan-22
Sep-22
Jun-23
Feb-24
Nov-24
Aug-25
$135
160k cbm 10yr

Steam Vessel Secondhand Prices


$70
$50
$30
Jan-22
Sep-22
Jun-23
Feb-24
Nov-24
Aug-25
$36
145k cbm 15yr

Source: Clarksons

Start of Russia-Ukraine Conflict (Feb. '22)

LNG Supply and Demand Outlook

Supply: Global LNGC Orderbook

174k cbm LNG Carrier Orderbook to Fleet Ratio


60.0%
40.0%
20.0%
0.0%
42.3%
Jan-22
Sep-22
Jun-23
Mar-24
Dec-24
Sep-25

Annual Orderbook Deliveries


# of Vessels
5
72
31
63
61
7
72
7
2027E
2028E
2029E
2030E
Orderbook
Additional LNGCs required for "non-risk" export projects

Demand: Post-FID Liquefaction Projects

New Liquefaction Volumes


mtpa
42.8
48.3
58.8
29.3
2027E
2028E
2029E
2030E

Incremental Vessel Demand Created


# of Vessels
59.2
72.5
95.2
40.0
2027E
2028E
2029E
2030E

Source: Poten & Partners, Clarksons

III. Situation Overview

CoolCo Public Market Overview

($ in millions, except per share data)

Public Market Overview

Capitalization	
CoolCo Share Price (9/9/25)	$7.63
52-Week High	*11.71*
52-Week Low	*4.51*
Fully Diluted Shares Outstanding	52.976
Equity Value	**$404.2**
Plus: Total Debt (6/30/25)	1,385.3
Less: Total Cash (6/30/25)	(109.7)
Enterprise Value	**$1,679.8**

Trading Multiples

	Metric		Multiple	
EV / EBITDA	Consensus	CLCO Mgmt[1]	Consensus	CLCO Mgmt[1]
2025E	$225.8	$214.9	7.4x	7.8x
2026E	206.1	186.8	8.1	9.0

Trading Volume

Timeframe	ADTV (000s)	ADTV ($k)	VWAP
30-Day	97.9	$754.0	$7.93
60-Day	92.6	678.5	7.47
90-Day	135.4	926.3	6.84
252-Day	253.4	2,032.3	8.25

Capital Structure Detail

Capitalization	
Total Cash (6/30/25)	$109.7
Total Debt (6/30/25)	1,385.3
Net Debt	**$1,275.6**
Book Value of Equity (6/30/25)	$779.2
Net Capitalization (Book Value)	**$2,054.8**
Net Debt / Net Capitalization	62.1%
Net Debt / LTM EBITDA	5.8x
Net Debt / Cap (TEV)	75.9%

Debt Facility Detail

Fleet Facilities	Balance	# Vessels	Amort ('26E)	Interest
Nordea	$428.0	5	$38.2	S + 2.00%
ING	403.7	4	38.8	S + 2.00%
ING Upsize	187.5	2	25.0	S + 2.00%
Huaxia NB	382.0	2	15.6	5.88%
Total	**$1,401.2**	**13**	**$117.6**	

Undrawn Nordea RRCF Capacity	**$117.5**

Source: Company filings, FactSet (9/9/25), Wall Street Research, Clarksons
1. Represents both Company Case and Special Committee Case multiples, given the two cases are equivalent through 2026
2. Presented gross of financing fees

CoolCo Share Price Evolution

Oslo Listing (NOK)

Current Share Price	9/9/25
US Listing (USD)	$7.63
Oslo Listing (NOK)	77.00


February 2022: Russian Invasion of Ukraine
April 2022: Announcement of the last two acquisitions of eight modern LNG tankers from Golar LNG
February 2023: Registers with SEC to list shares on NYSE
June 2023: Announces exercise of options to acquire two newbuild 2-strong LNG carriers from affiliates of EPS Ventures Ltd
February 2025: Q4 earnings beat consensus revenue and EPS; however, management highlights deteriorating LNG charter environment
February 2023: Announces the sale of Golar Seal, the earliest vessel in the fleet, for $184.3M
May 2024: Enters long-term charter with GAIL (India) for Newbuild LNG Carrier. Increases total revenue backlog to almost $1.9 billion
March 2022: Appointment of dedicated management team
July 2022: Announcement of Golar Management acquisition, responsible for technical and commercial management of LNG carriers
November 2024: Cuts quarterly DPS from $0.41 to $0.15
$77.00
200.00
150.00
100.00
50.00
0.00
Feb-22
Oct-22
Jul-23
Apr-24
Dec-24
Sep-25

Source: Company filings, FactSet (9/9/25)

CoolCo Shareholder Overview

Institutional Shareholders

		Position	
Rank	**Investor**	**Count**	**%**
1	Donald Smith & Co.	3,564,815	6.7 %
2	Fidelity	1,319,000	2.5
3	DEVK Versicherungen	140,000	0.3
4	azValor Asset Mgmt. SGIIC SAU	111,200	0.2
5	American Century Invst. Mgmt.	63,218	0.1
6	FRAM Capital	40,000	0.1
7	CalSTRS	24,440	0.0
8	UBS Asset Mgmt. (UK)	21,095	0.0
9	Mercer Global Investments Mgmt.	11,494	0.0
10	Geode Capital Mgmt.	8,383	0.0
11	State Street Global Advisors Ireland	6,859	0.0
12	BlackRock Invst. Mgmt. (UK)	6,413	0.0
13	Florida State Board of Administration	5,824	0.0
14	Exchange Traded Concepts	5,813	0.0
15	KLP Kapitalforvaltning	4,547	0.0
	Other Institutions	9,161	0.0

Insider Shareholders

		Position	
Rank	**Investor**	**Count**	**%**
1	EPS Ventures	31,354,390	59.3 %
2	Richard Tyrrell	8,545	0.0
3	Johannes P. Boots	1,764	0.0
4	Joanna Huipei Zhou	510	0.0
	Total	**31,365,209**	**59.3 %**

Source: Thomson Reuters, Company materials
Note: Percent ownership figures calculated assuming outstanding basic share count of 52,868,029, per Company Management

Top Holders Summary



Per Company Management, [redacted]
Retail / Other 30.8%
Other Institutions & Insiders 0.6%
Fidelity 2.5%
Donald Smith 6.7%
EPS Ventures 59.3%

CoolCo and LNGC Peer Share Price Performances

Share Price Performance Since CoolCo IPO

Share Price Performance Since CoolCo IPO	Since IPO	LTM	YTD	1 Month
CoolCo	(22.7%)	(29.8%)	(0.7%)	5.8%
Flex LNG	21.1%	0.9%	11.1%	0.3%
Capital Clean Energy Carriers	33.1%	24.3%	17.1%	(9.6%)
Dynagas	28.1%	1.3%	(30.5%)	5.0%


100.0%
60.0%
20.0%
(20.0%)
(60.0%)
Feb-22
Oct-22
Jul-23
Apr-24
Dec-24
Sep-25
33.1%
28.1%
21.1%
0.0%
(22.7%)
CoolCo
Flex LNG
Capital Clean Energy Carriers
Dynagas

Source: FactSet (9/9/25)

Equity Research Analyst Perspectives on CoolCo

($ in millions, except per share data)

Rating and Price Targets

Broker	Date	Rating	Price Target	NAV Estimate	Implied P/NAV[1]
Artic Securities	8/6/25	Hold	$7.55	$13.80	0.55x
Webber Research	7/30/25	Buy	13.00	N/A	N/A
DNB Carnegie	8/29/25	Buy	11.44	14.35	0.53
ABG Sundal Collier	8/28/25	Hold	7.66	11.34	0.67
Clarksons Securities AS	8/29/25	Hold	7.96	12.55	0.61
B Riley Securities	8/28/25	Buy	11.50	N/A	N/A
Fearnley Securities	9/1/25	Hold	8.71	12.85	0.59
Pareto Securities	8/29/25	Hold	7.93	13.55	0.56
Max			**$13.00**	**$14.35**	**0.67x**
Min			**7.55**	**11.34**	**0.53**
Average			**$9.47**	**$13.07**	
Current (9/9/25)			**$7.63**		**0.58x**
Upside / (Downside)			***24.1%***		

LTM Evolution of Analyst Ratings


100%
75%
50%
25%
0%
$16.00
$12.00
$8.00
$4.00
$ -
Sep-24
Dec-24
Mar-25
Jun-25
Sep-25
% Buy
% Hold
% Sell
Share Price

Consensus EBITDA Estimates


$280
$255
$230
$205
$180
'24A: $223
$226
$206
9/9/24
12/9/24
3/9/25
6/9/25
9/9/25
2024A
2025E
2026E

Consensus EPS Estimates


$2.00
$1.50
$1.00
$0.50
$0.00
'24A: $1.83
$0.93
$0.66
9/9/24
12/9/24
3/9/25
6/9/25
9/9/25
2024A
2025E
2026E

Source: FactSet and Bloomberg (9/9/25), Wall Street Research
1. Implied P/NAV based on current share price

Equity Research Analyst Perspectives on CoolCo (Cont'd)

Select Equity Research Analyst Valuation Methodologies

Broker	Methodology	Target
ABG Sundal Collier	▪ Price / One-Year Forward NAV (0.80x P / NAV)	$7.66
B. Riley Securities	▪ EV / EBITDA (8.5x EBITDA)[1]	11.50
Clarksons	▪ EV / EBITDA (9.0x 2026E EBITDA)	7.96
DNB Carnegie	▪ DCF-Based One-Year Forward NAV (P / NAV of 0.70x) ▪ EV / EBITDA (8.0x 2026E EBITDA) ▪ P / E (10.0x 2026E EPS) ▪ Dividend Yield (10% yield on 2026E)	11.44
Fearnleys	▪ EV / EBITDA (9.0x 2026E EBITDA) ▪ P / NAV (0.50x P / NAV)	8.71
Pareto Securities	▪ EV / EBITDA (7.5x 2025E EBITDA)	7.93

Select Analyst Commentary

Fearnleys

"We see a lower earnings trajectory in the coming years, as time charters rolls off fixed rates into a subdued spot market. Solid cost performance ensures a relatively robust set-up, but with cash burn in 2026 as our base case and continued high fleet growth in '26/'27, we see estimates under pressure over the coming years. As such, we struggle to see sufficient upside in CLCO with a muted short-term market outlook outweighing (likely) market tightness towards the end of the decade"

(8/29/25)

Clarksons

"Earlier this year, the key concern was whether the company could sustain operations in a weak market. Spot rates have since recovered from record lows and now cover opex and G&A of $20,000/day with a margin. We estimate fleet cash breakeven in 2026 at just under $60,000/day. With current coverage, the company needs ~$35,000/day on open days in 2026 to reach breakeven. Even if achieved rates fall short, liquidity of $226 million provides runway well into 2027. Theoretical NAV stands at NOK 125 per share, but given the current freight market, investors are unlikely to place full value on vessel assessments, warranting a discount"

(8/29/25)

DNB Carnegie

"We believe Cool Company is well positioned to weather the ongoing market storm, with fixed-rate contracts covering ~80% of days in 2025e and ~60% in 2026e, backed by a solid balance sheet. By our estimates, the company could endure more than two years of USD0k/day spot rates, underscoring its robustness"

(8/29/25)

Source: Wall Street Research
1. B. Riley does not specify the time period for EBITDA used in the formulation of its target price, and its estimates are $225.1mm for 2025 and $226.5mm for 2026

CoolCo Charter Summary

Vessel Name	Propulsion	Built	Capacity	Charter Free Appraisal [1]	Average Firm Charter Rate	Charterer
Vessel L	ME-GA	2024	174,000	$255	N/A	
Vessel M	ME-GA	2024	174,000	263	$89,550	[redacted]
Vessel K[2]	X-DF	2021	174,000	233	[redacted]	[redacted]
Vessel J[2]	X-DF	2020	174,000	228	[redacted]	[redacted]
Vessel I[3,4]	TFDE	2015	170,500	162	[redacted]	[redacted]
Vessel E[3,4]	TFDE	2015	170,500	162	[redacted]	[redacted]
Vessel F	TFDE	2015	162,000	160	[redacted]	[redacted]
Vessel H	TFDE	2015	160,000	159	120,000	[redacted]
Vessel G[4]	TFDE	2015	160,000	164	71,582	[redacted]
Vessel C	TFDE	2014	160,000	156	60,158	[redacted]
Vessel A	TFDE	2014	160,000	154	90,000	[redacted]
Vessel B[4,5]	TFDE	2014	160,000	162	35,453	[redacted]
Vessel D[4]	TFDE	2014	162,000	162	26,727	[redacted]


2H '25
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
2037
2038
2039
2040
Firm Duration: 2.5yrs
Duration Incl. Options: 4.7yrs
Firm Period
Optional Period
Open Period

Source: Company materials
Note: Figures shown as of 6/30/25, unless otherwise indicated; displays all charter options

1. Based on charter free vessel appraisals rendered by [redacted] and [redacted]
2. [redacted] 6yr optional period representative of 3+3yr contract structure at [redacted] per day, of which [redacted] is inflated with CPI-U starting June 2020 ([redacted]) and June 2021 ([redacted])
3. Firm Charter Rate includes [redacted] component inflated with CPI-U since June 2024; Extension option rate of [redacted] base with additional [redacted] inflated with CPI-U since June 2024
4. Presented charter rate includes upside mechanism, assumed at [redacted] per day
5. [redacted] charter rate is floating; contracted as 62.5% times the Spark Commodities Physical index, capped between [redacted] per day

CoolCo Model Assumptions

Assumptions of Company Management reflected in the Company Case and adjustments by the Special Committee for the Special Committee Case

Revenue

- Upon charter / option expiry, all vessels are assumed to operate based on the re-chartering TCE forecast below:

	Company Case					Special Committee Case				
	2025	2026	2027	2028	2029+	2025	2026	2027	2028	2029+
Summary			*Subcooler Premium:*[1]		*$5.0k*			*Subcooler Premium:*[1]		*$5.0k*
TFDE	$20.0k	$30.0k	$40.0k	$50.0k	$60.0k	$20.0k	$30.0k	$45.0k	$60.0k	$65.0k
X-DF	30.0	47.5	55.0	62.5	72.5	30.0	47.5	60.0	72.5	77.5
ME-GA	30.0	50.0	60.0	70.0	80.0	30.0	50.0	65.0	80.0	85.0
By Vessel										
Vessel A	$20.0k	$30.0k	$40.0k	$50.0k	$60.0k	$20.0k	$30.0k	$45.0k	$60.0k	$65.0k
Vessel B	25.0	35.0	45.0	55.0	65.0	25.0	35.0	50.0	65.0	70.0
Vessel C	20.0	30.0	40.0	50.0	60.0	20.0	30.0	45.0	60.0	65.0
Vessel D	25.0	35.0	45.0	55.0	65.0	25.0	35.0	50.0	65.0	70.0
Vessel E	25.0	35.0	45.0	55.0	65.0	25.0	35.0	50.0	65.0	70.0
Vessel F	20.0	30.0	40.0	50.0	60.0	20.0	30.0	45.0	60.0	65.0
Vessel G	25.0	35.0	45.0	55.0	65.0	25.0	35.0	50.0	65.0	70.0
Vessel H	20.0	30.0	40.0	50.0	60.0	20.0	30.0	45.0	60.0	65.0
Vessel I	25.0	35.0	45.0	55.0	65.0	25.0	35.0	50.0	65.0	70.0
Vessel J	30.0	47.5	55.0	62.5	72.5	30.0	47.5	60.0	72.5	77.5
Vessel K	30.0	47.5	55.0	62.5	72.5	30.0	47.5	60.0	72.5	77.5
Vessel L	30.0	50.0	60.0	70.0	80.0	30.0	50.0	65.0	80.0	85.0
Vessel M	30.0	50.0	60.0	70.0	80.0	30.0	50.0	65.0	80.0	85.0

- The above TCE rates factor in vessel utilization (off-hire / off charter), with an assumed additional 2.0% idle days per quarter applied thereafter
- Per Company Management, only the [redacted] and [redacted] 3+3 options are assumed to be executed

Source: Company Case, Special Committee Case
1. Refers to charter upside from subcooler upgrades on five TFDE vessels ([redacted])

CoolCo Model Assumptions (Cont'd)

Assumptions of Company Management reflected in the Company Case and adjustments by the Special Committee for the Special Committee Case

Operating Expenses

- $16,500 / day for TFDE vessels in Q3 '25 (inclusive of $1,000 / day cost savings applicable through 2029) escalated at 2% thereafter
- $15,500 / day for both X-DF and ME-GA vessels in Q3 '25, escalated at 2% through 2030. Thereafter assumed to linearly increase to match TFDE vessel operating expenses by 2036
- $10,000 / day Voyage and Commission expense for all vessels incurred on idle days

Managed Fleet

- Annual Managed Fleet Revenue of $1.8mm
- Annual Managed Fleet and Unallocated Fleet Management Platform Cost of $6.0 through 2029. Annual expenses of $1.8mm thereafter

Other

- Annual G&A expenses of $9.5mm per year ($0.8mm per vessel) through 2025 (escalated at 2.0%), inclusive of $0.5mm per year of cost savings applicable through 2029
- Near-term drydock schedule and other capex per Company management; long-term drydock assumptions based on 5-year frequency, 30-day duration, and $5.0mm cost at a 2.0% annual escalation
  - Special Committee Case includes additional $2.0mm environmental-related capex in final drydock for all vessels
- Useful life per vessel: 25 years under the Company Case, 30 years under the Special Committee Case
- Sale proceeds per vessel of $15mm in (2024 nominal values) escalated at 2%
- Closed-end group of vessels; no vessel acquisitions

Source: Company Case; Special Committee Case

CoolCo Financial Projections: Selected Key Metrics

($ in millions)

Model Forecasted Revenue


$400
$350
$300
$250
$200
$150
$100
$50
$ -
'25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 '52 '53 '54 '55

Model Forecasted EBITDA


$250
$200
$150
$100
$50
$ -
'25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 '52 '53 '54 '55

Model Forecasted Unlevered Free Cash Flow


$300
$250
$200
$150
$100
$50
$ -
'25 '26 '27 '28 '29 '30 '31 '32 '33 '34 '35 '36 '37 '38 '39 '40 '41 '42 '43 '44 '45 '46 '47 '48 '49 '50 '51 '52 '53 '54 '55
Company Case
Special Committee Case

Source: Company Case; Special Committee Case

CoolCo Financial Summary

($ in millions)

Company Case

	For the Year Ended										
	2H '25	**2026**	**2027**	**2028**	**2029**	**2030**	**2031**	**2032**	**2033**	**2034**	**2035**
Spot Rates ($/day, thousands)											
TFDE	$20.0	$30.0	$40.0	$50.0	$60.0	$60.0	$60.0	$60.0	$60.0	$60.0	$60.0
X-DF	30.0	47.5	55.0	62.5	72.5	72.5	72.5	72.5	72.5	72.5	72.5
ME-GA	30.0	50.0	60.0	70.0	80.0	80.0	80.0	80.0	80.0	80.0	80.0
Subcooler Premium:	*$5.0k*										
Unlevered Free Cash Flow											
Firm Charter Revenues	$137	$220	$157	$56	$33	$30	$33	$33	$33	$33	$30
(+) Extension Option Revenues	-	-	8	51	52	50	51	53	45	1	-
(+) Recharter Revenues	10	60	108	174	221	221	231	231	239	272	271
(+) Fleet Management Revenues	1	2	2	2	2	2	2	2	2	2	2
Total Revenue	**$148**	**$281**	**$275**	**$284**	**$308**	**$303**	**$316**	**$319**	**$318**	**$307**	**$303**
(–) Vessel OpEx	(38)	(78)	(80)	(82)	(83)	(88)	(90)	(93)	(95)	(98)	(101)
(–) Voyage & Commission Expense	(1)	(1)	(0)	(1)	(2)	(3)	(1)	(1)	(1)	(2)	(3)
(–) Managed Fleet & Unallocated Fleet Mgmt Platform Costs	(3)	(6)	(6)	(6)	(6)	(2)	(2)	(2)	(2)	(2)	(2)
(–) G&A	(5)	(10)	(10)	(10)	(10)	(11)	(11)	(11)	(12)	(12)	(12)
EBITDA	**$101**	**$187**	**$179**	**$185**	**$206**	**$199**	**$211**	**$212**	**$209**	**$193**	**$185**
(–) Drydock CapEx	(14)	(5)	-	-	(27)	(38)	(6)	-	-	(30)	(43)
(–) Efficiency CapEx	(33)	-	-	-	-	-	-	-	-	-	-
(+) Vessel Scrap Proceeds	-	-	-	-	-	-	-	-	-	-	-
Unlevered Free Cash Flow	**$54**	**$182**	**$179**	**$185**	**$179**	**$161**	**$206**	**$212**	**$209**	**$163**	**$142**

Source: Company Case

CoolCo Financial Summary

($ in millions)

Special Committee Case

	For the Year Ended										
	2H '25	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035
Spot Rates ($/day, thousands)											
TFDE	$20.0	$30.0	$45.0	$60.0	$65.0	$65.0	$65.0	$65.0	$65.0	$65.0	$65.0
X-DF	30.0	47.5	60.0	72.5	77.5	77.5	77.5	77.5	77.5	77.5	77.5
ME-GA	30.0	50.0	65.0	80.0	85.0	85.0	85.0	85.0	85.0	85.0	85.0
Subcooler Premium:	*$5.0k*										
Unlevered Free Cash Flow											
Firm Charter Revenues	$137	$220	$157	$56	$33	$30	$33	$33	$33	$33	$30
(+) Extension Option Revenues	-	-	8	51	52	50	51	53	45	1	-
(+) Recharter Revenues	10	60	120	207	238	238	249	249	257	293	291
(+) Fleet Management Revenues	1	2	2	2	2	2	2	2	2	2	2
Total Revenue	**$148**	**$281**	**$287**	**$316**	**$325**	**$320**	**$334**	**$337**	**$337**	**$328**	**$323**
(–) Vessel OpEx	(38)	(78)	(80)	(82)	(83)	(88)	(90)	(93)	(95)	(98)	(101)
(–) Voyage & Commission Expense	(1)	(1)	(0)	(1)	(2)	(3)	(1)	(1)	(1)	(2)	(3)
(–) Managed Fleet & Unallocated Fleet Mgmt Platform Costs	(3)	(6)	(6)	(6)	(6)	(2)	(2)	(2)	(2)	(2)	(2)
(–) G&A	(5)	(10)	(10)	(10)	(10)	(11)	(11)	(11)	(12)	(12)	(12)
EBITDA	**$101**	**$187**	**$191**	**$217**	**$223**	**$216**	**$229**	**$230**	**$227**	**$214**	**$206**
(–) Drydock CapEx	(14)	(5)	-	-	(27)	(38)	(6)	-	-	(30)	(43)
(–) Efficiency CapEx	(33)	-	-	-	-	-	-	-	-	-	-
(+) Vessel Scrap Proceeds	-	-	-	-	-	-	-	-	-	-	-
Unlevered Free Cash Flow	**$54**	**$182**	**$191**	**$217**	**$196**	**$178**	**$224**	**$230**	**$227**	**$184**	**$163**

Source: Special Committee Case

CoolCo Liquidity Overview – Company Case

($ in millions)

Available Cash (Assuming No RCF Draws)


$330.00
$195.00
$60.00
($75.00)
9/1/25
3/1/26
9/1/26
3/1/27
9/1/27
3/1/28
9/1/28
3/1/29
9/1/29

Available Liquidity (Cash + RCF Capacity)


$330.00
$195.00
$60.00
($75.00)
9/1/25
3/1/26
9/1/26
3/1/27
9/1/27
3/1/28
9/1/28
3/1/29
9/1/29

Company Case - - - (+/-) $10k / day Recharter Rate Sensitivity Minimum Cash ($60mm)[1] - - - Zero

Cumulative Revolver Draws Required to Meet $60mm Min Cash Covenant

Company Case assumptions imply that the RCF must be moderately drawn to fulfill minimum cash requirements through 2029
Given spot market exposure, weakness to recharter rates may necessitate more fulsome external financing


$200.0
$100.0
$ -
9/1/25
3/1/26
9/1/26
3/1/27
9/1/27
3/1/28
9/1/28
3/1/29
9/1/29
$191.4
$15.3
-$10k Sensitivity
Base Case
+$10k Sensitivity

Source: Company Case
1. Covenants may cause minimum cash requirements to increase alongside incremental debt draws (up to 4% of outstanding debt), alongside other covenants

CoolCo Liquidity Overview – Special Committee Case

($ in millions)

Available Cash (Assuming No RCF Draws)


$390.00
$280.00
$170.00
$60.00
($50.00)
9/1/25
3/1/26
9/1/26
3/1/27
9/1/27
3/1/28
9/1/28
3/1/29
9/1/29

Available Liquidity (Cash + RCF Capacity)


$390.00
$280.00
$170.00
$60.00
($50.00)
9/1/25
3/1/26
9/1/26
3/1/27
9/1/27
3/1/28
9/1/28
3/1/29
9/1/29

Special Committee Case - - - (+/-) $10k / day Recharter Rate Sensitivity — Minimum Cash ($60mm)[1] - - - Zero

Cumulative Revolver Draws Required to Meet $60mm Min Cash Covenant

Special Committee Case assumptions imply that the RCF must be moderately drawn to fulfill minimum cash requirements through 2029

Given spot market exposure, weakness to recharter rates may necessitate more fulsome external financing


$150.0
$100.0
$50.0
$ -
9/1/25
3/1/26
9/1/26
3/1/27
9/1/27
3/1/28
9/1/28
3/1/29
9/1/29
$127.8
$5.7
-$10k Sensitivity
Special Committee Case
+$10k Sensitivity

Source: Special Committee Case

1. Covenants may cause minimum cash requirements to increase alongside incremental debt draws (up to 4% of outstanding debt), alongside other covenants

IV. Preliminary Financial Analysis

Summary of Preliminary Financial Analysis Methodologies

	Methodology	Description	Metrics / Assumptions
Primary Financial Analysis Methodologies	Useful Life Discounted Cash Flow ("DCF") Analysis	▪ Values the cash flows to both debt and equity holders prior to any lease payments or financial debt service costs ▪ Utilizes the Company Case and Special Committee Case Forecasts. Forecasts business from Q3 2025E through the end of the fleet's useful life	▪ Projected unlevered cash flows discounted quarterly to June 30, 2025 ▪ Balance sheet items as of June 30, 2025 ▪ Midpoint discount rate of 9.0%
	Public Company Trading Analysis	▪ Values the Company based on multiples of EV / EBITDA based on current and historical analysis of selected publicly traded LNG shipping companies	▪ Public Company trading set consists of CCEC and FLNG ▪ EV / 2025E EBITDA of 7.5x – 9.5x ▪ EV / 2026E EBITDA of 8.0x – 10.0x
	Precedent Transaction Analysis	▪ Values the Company based on EV / NTM EBITDA multiples paid in selected precedent acquisition transactions for publicly traded LNG shipping companies	▪ Precedent acquisitions consist of GasLog Partners LP (4/6/23), Hoegh LNG Partners LP (5/25/22), Teekay LNG (10/4/21), Hoegh LNG Holdings (3/8/21), GasLog Ltd. (2/22/21) and Golar LNG Partners (1/13/21) ▪ EV / NTM EBITDA of 8.0x – 10.0x
Reference Methodologies	Net Asset Value	▪ Values the Company's equity based on the fair value of assets, less net debt and net working capital ▪ Assets are ascribed fair value on a "willing buyer, willing seller" basis, relying on third party shipbroker charter-free appraisals that are generally based on observed sales and purchases	▪ Charter Free NAV sensitivity: +/- 10% to vessel appraisals ▪ Precedent transactions sensitivity: multiple range of 0.70x – 1.05x NAV
	52-Week High / Low Analysis	▪ Provides a reference range based on the 52-week high and low stock prices for the Company	▪ Based on the Company's US Listing
	Premia Paid Analysis	▪ Provides a reference range based on premia paid in all transactions for U.S. publicly traded target companies 1 day, 1 week and 1 month prior to the transaction announcement	▪ Based on the 25th to 75th percentile of premia paid, or about ~20% to ~73% of the unaffected share price
	Analyst Price Targets	▪ Provides a reference range based on analyst price targets	▪ Based on low and high analyst price targets

Source: Special Committee Case, Wall Street Research, FactSet and Bloomberg (9/9/25)

Summary of Preliminary Financial Analysis – Implied Price per Share

Primary Financial Analysis					For Reference Only				
Useful Life DCF		Public Company Trading		Precedents	Net Asset Value		52-Week Share Price Range	Premia Paid	Analyst Price Targets
Company Case	Special Committee Case	EV / 2025E EBITDA	EV / 2026E EBITDA	EV / NTM EBITDA	NAV	Precedent Transactions			



Proposed Consideration: $8.35
Current Price: $7.63
$10.06
$6.23
$2.65
$16.05
$11.41
$7.03
$13.80
$9.84
$5.89
$10.59
$7.15
$3.72
$11.71
$8.16
$4.61
$15.24
$16.01
$13.34
$10.67
$11.71
$8.25
$4.51
$13.16
$11.17
$9.19
$12.00
$9.47
$7.55

WACC: 8.50% - 9.50%		2025E EBITDA Multiple: 7.5x - 9.5x	2025E EBITDA Multiple: 8.0x - 10.0x	2025E EBITDA Multiple: 8.0x - 10.0x	Appraisal GAV	Appraisal P / NAV Multiple: 0.70x - 1.05x	Based on Low and High of Past 52 Weeks	Based on min-max of 25th-75th percentiles of 1d, 1wk, 1mo Premia (20.4%-72.5%), times current share price	Based on Low and High of Equity Research
Recharter Rate Sensitivity: ($5k) - $5k									

Source: Company Case, Special Committee Case, Wall Street Research, FactSet and Bloomberg (9/9/25)

◆ Midpoint / Average

COOLCO

Preliminary Financial Analysis

Public Company Trading – Overview of Peers

Company	Firm Charter Duration[1]	Age of Fleet[1]	Overview of Business
COOLCO	2.5	8.1	▪ Pure-play LNGC with 9 160k cbm TFDE vessels, 2 174k cbm X-DF vessels, and 2 174k cbm MEGA vessels ▪ Listed on NYSE and Euronext Oslo
FLEX LNG	4.8	5.6	▪ Pure-play LNGC with 13 vessel fleet of 174k cbm MEGI/XDFs under long-term charters ▪ John Fredriksen remains the single largest shareholder of Flex LNG, with an ownership stake of ~43% ▪ Listed in NYSE and Oslo but de-listing from Oslo on September 15, 2025
DYNAGAS LNG Partners LP	5.6	14.9	▪ Pure-play LNGC with 3 150k cbm Steam and 3 155k TFDE vessels under long-term charters ▪ Structured as an MLP with Dynagas Holding Ltd. acting as the Sponsor ▪ The Prokopiou Family remains the largest beneficial shareholder of Dynagas with an ownership stake of ~43% ▪ Small company with low market capitalization and no analyst coverage
CAPITAL Clean Energy Carriers Corp.	7.3	2.7	▪ Focuses on a mix of clean energy commodities, with a current LNG focus ▪ Current fleet consists of 12 174k cbm MEGI/XDFs and 3 containerships ▪ '26 - '27 orderbook of 6 further 174k cbm LNGCs, 6 mid-sized gas carriers (capable of transporting LPG and NH3), and 4 LC02 carriers ▪ In 2024, converted from MLP structure to C-Corp ▪ Evangelos Marinakis and his family retain controlling influence (~60% ownership, primarily through Capital Maritime & Trading Corp.)

Source: Partnership and Company websites and filings, Wall Street research
1. As of 6/30/25

Preliminary Financial Analysis

Public Company Trading Overview (Cont'd)

TEV / EBITDA


7.8x
9.0x
7.4x
8.1x
10.4x
9.1x
10.7x
10.3x
COOLCO Management [1]
COOLCO Consensus
CAPITAL CLEAN ENERGY CARRIERS CORP.
FLEX LNG
2025E EV / EBITDA
2026E EV / EBITDA

Price / NAV

For Reference Only


0.50x
0.58x
0.88x
0.95x
COOLCO Charter Free Broker NAV
COOLCO Consensus
CAPITAL CLEAN ENERGY CARRIERS CORP.
FLEX LNG

Source: Company filings, FactSet (9/9/25), Wall Street Research
Note: Dyanagas excluded due to lack of research coverage
1. Represents both Company Case and Special Committee case multiples, given the two cases are equivalent through 2026

Preliminary Financial Analysis

Public Company Trading TEV / NTM EBITDA Over Time

	Since IPO	LTM	YTD	1 Month
Average NTM EBITDA Multiples Since CoolCo IPO				
CoolCo	6.2x	7.2x	7.7x	8.3x
Capital Clean Energy Carriers	8.1x	9.7x	9.6x	9.5x
Dynagas	6.5x	5.4x	5.2x	N/A
Flex LNG	10.2x	9.9x	10.1x	10.6x


14.0x
12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
Feb-22
Nov-22
Jul-23
Apr-24
Dec-24
Sep-25
10.5x
9.5x
8.1x
5.0x[1]
CoolCo
Capital Clean Energy
Dynagas
Flex LNG

Source: Wall Street Research, FactSet (9/9/25)

1. Dynagas excluded after losing research coverage as of 5/7/25

Preliminary Financial Analysis

Useful Life Discounted Cash Flow Analysis – Company Case

($ in millions, except $ per day data)

For the Year Ended

	2H '25	'26	'27	'28	'29	'30	'31	'32	'33	'34
Firm Charter Revenues	$137	$220	$157	$56	$33	$30	$33	$33	$33	$33
(+) Extension Option Revenues	-	-	8	51	52	50	51	53	45	1
(+) Recharter Revenues	10	60	108	174	221	221	231	231	239	272
(+) Fleet Management Revenues	1	2	2	2	2	2	2	2	2	2
Total Revenue	**$148**	**$281**	**$275**	**$284**	**$308**	**$303**	**$316**	**$319**	**$318**	**$307**
(–) Vessel OpEx	(38)	(78)	(80)	(82)	(83)	(88)	(90)	(93)	(95)	(98)
(–) Voyage & Commission Expense	(1)	(1)	(0)	(1)	(2)	(3)	(1)	(1)	(1)	(2)
(–) Managed Fleet & Unallocated Fleet Mgmt Platform Costs	(3)	(6)	(6)	(6)	(6)	(2)	(2)	(2)	(2)	(2)
(–) G&A	(5)	(10)	(10)	(10)	(10)	(11)	(11)	(11)	(12)	(12)
EBITDA	**$101**	**$187**	**$179**	**$185**	**$206**	**$199**	**$211**	**$212**	**$209**	**$193**
(–) Drydock CapEx	(14)	(5)	-	-	(27)	(38)	(6)	-	-	(30)
(–) Efficiency CapEx	(33)	-	-	-	-	-	-	-	-	-
(+) Vessel Scrap Proceeds	-	-	-	-	-	-	-	-	-	-
Unlevered Free Cash Flow	**$54**	**$182**	**$179**	**$185**	**$179**	**$161**	**$206**	**$212**	**$209**	**$163**
Discount Factor	*0.97x*	*0.91x*	*0.83x*	*0.76x*	*0.70x*	*0.64x*	*0.59x*	*0.54x*	*0.50x*	*0.46x*
PV of FCF	**$53**	**$165**	**$149**	**$142**	**$126**	**$103**	**$121**	**$115**	**$104**	**$75**

	'35	'36	'37	'38	'39	'40	'41	'42	'43	'44
Firm Charter Revenues	$30	$33	$33	$33	$ -	$ -	$ -	$ -	$ -	$ -
(+) Extension Option Revenues	-	-	-	-	-	-	-	-	-	-
(+) Recharter Revenues	271	281	283	283	285	120	107	109	109	109
(+) Fleet Management Revenues	2	2	2	2	2	2	2	2	2	2
Total Revenue	**$303**	**$316**	**$317**	**$317**	**$287**	**$121**	**$109**	**$111**	**$111**	**$111**
(–) Vessel OpEx	(101)	(103)	(105)	(107)	(99)	(41)	(35)	(36)	(36)	(37)
(–) Voyage & Commission Expense	(3)	(1)	(1)	(1)	(1)	(1)	(1)	(0)	(0)	(0)
(–) Managed Fleet & Unallocated Fleet Mgmt Platform Costs	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
(–) G&A	(12)	(12)	(13)	(13)	(12)	(6)	(4)	(4)	(4)	(4)
EBITDA	**$185**	**$197**	**$197**	**$194**	**$173**	**$72**	**$67**	**$69**	**$68**	**$67**
(–) Drydock CapEx	(43)	(6)	-	-	(7)	(13)	(7)	-	-	-
(–) Efficiency CapEx	-	-	-	-	-	-	-	-	-	-
(+) Vessel Scrap Proceeds	-	-	-	-	79	100	-	-	-	-
Unlevered Free Cash Flow	**$142**	**$191**	**$197**	**$194**	**$245**	**$158**	**$60**	**$69**	**$68**	**$67**
Discount Factor	*0.42x*	*0.38x*	*0.35x*	*0.32x*	*0.30x*	*0.28x*	*0.25x*	*0.23x*	*0.21x*	*0.19x*
PV of FCF	**$59**	**$73**	**$69**	**$63**	**$72**	**$44**	**$15**	**$16**	**$14**	**$13**

	'45	'46	'47	'48	'49	'50	'51	'52	'53	'54
Firm Charter Revenues	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
(+) Extension Option Revenues	-	-	-	-	-	-	-	-	-	-
(+) Recharter Revenues	98	59	57	57	50	-	-	-	-	-
(+) Fleet Management Revenues	2	2	2	2	2	2	2	2	2	2
Total Revenue	**$100**	**$61**	**$59**	**$59**	**$52**	**$2**	**$2**	**$2**	**$2**	**$2**
(–) Vessel OpEx	(35)	(20)	(20)	(20)	(18)	-	-	-	-	-
(–) Voyage & Commission Expense	(1)	(0)	(0)	(0)	(0)	-	-	-	-	-
(–) Managed Fleet & Unallocated Fleet Mgmt Platform Costs	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
(–) G&A	(4)	(3)	(2)	(2)	(2)	-	-	-	-	-
EBITDA	**$57**	**$37**	**$35**	**$35**	**$30**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**
(–) Drydock CapEx	(15)	-	-	-	-	-	-	-	-	-
(–) Efficiency CapEx	-	-	-	-	-	-	-	-	-	-
(–) Newbuild Capex	-	-	-	-	-	-	-	-	-	-
(+) Vessel Scrap Proceeds	22	22	-	-	48	-	-	-	-	-
(±) Δ in NWC and Other	-	-	-	-	-	-	-	-	-	-
Unlevered Free Cash Flow	**$65**	**$59**	**$35**	**$35**	**$78**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**
Discount Factor	*0.18x*	*0.16x*	*0.15x*	*0.14x*	*0.12x*	*NA*	*NA*	*NA*	*NA*	*NA*
PV of FCF	**$11.3**	**$9.7**	**$5.2**	**$4.7**	**$9.7**	**$ -**	**$ -**	**$ -**	**$ -**	**$ -**

DCF Output

Implied TEV	**$1,631**
(–) Net Debt	(1,292)
Implied Equity Value	**$339**
(/) FDSO	54.344
Price per Common Share	**$6.23**

Sensitivity Analysis

		Recharter Rate Sensitivity				
		($5k)	**($2.5k)**	**-**	**+$2.5k**	**+$5k**
Disc. Rate	8.50%	$4.44	$5.85	$7.25	$8.66	$10.06
	8.75%	3.97	5.35	6.73	8.11	9.49
	9.00%	3.52	4.87	**6.23**	7.59	8.94
	9.25%	3.08	4.41	5.74	7.07	8.41
	9.50%	2.65	3.96	5.27	6.57	7.88

Source: Company Case and filings, FactSet and Bloomberg (9/9/25), Duff & Phelps 2024 Valuation Handbook, Clarksons
Note: Assumes valuation date of 6/30/25

Preliminary Financial Analysis

Useful Life Discounted Cash Flow Analysis – Special Committee Case

($ in millions, except $ per day data)

For the Year Ended

	2H '25	'26	'27	'28	'29	'30	'31	'32	'33	'34	'35	'36	'37	'38	'39	'40	'41	'42	'43	'44
Firm Charter Revenues	$137	$220	$157	$56	$33	$30	$33	$33	$33	$33	$30	$33	$33	$33	$ -	$ -	$ -	$ -	$ -	$ -
(+) Extension Option Revenues	-	-	8	51	52	50	51	53	45	1	-	-	-	-	-	-	-	-	-	-
(+) Recharter Revenues	10	60	120	207	238	238	249	249	257	293	291	303	304	304	326	320	330	334	334	307
(+) Fleet Management Revenues	1	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Total Revenue	**$148**	**$281**	**$287**	**$316**	**$325**	**$320**	**$334**	**$337**	**$337**	**$328**	**$323**	**$337**	**$339**	**$339**	**$328**	**$322**	**$332**	**$336**	**$336**	**$309**
(–) Vessel OpEx	(38)	(78)	(80)	(82)	(83)	(88)	(90)	(93)	(95)	(98)	(101)	(103)	(105)	(107)	(109)	(112)	(114)	(116)	(118)	(110)
(–) Voyage & Commission Expense	(1)	(1)	(0)	(1)	(2)	(3)	(1)	(1)	(1)	(2)	(3)	(1)	(1)	(1)	(2)	(3)	(2)	(1)	(1)	(1)
(–) Managed Fleet & Unallocated Fleet Mgmt Platform Costs	(3)	(6)	(6)	(6)	(6)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
(–) G&A	(5)	(10)	(10)	(10)	(10)	(11)	(11)	(11)	(12)	(12)	(12)	(12)	(13)	(13)	(13)	(13)	(14)	(14)	(14)	(14)
EBITDA	**$101**	**$187**	**$191**	**$217**	**$223**	**$216**	**$229**	**$230**	**$227**	**$214**	**$206**	**$218**	**$218**	**$216**	**$202**	**$191**	**$201**	**$204**	**$201**	**$183**
(–) Drydock CapEx	(14)	(5)	-	-	(27)	(38)	(6)	-	-	(30)	(43)	(6)	-	-	(41)	(57)	(7)	-	-	-
(–) Efficiency CapEx	(33)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
(+) Vessel Scrap Proceeds	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	87
Unlevered Free Cash Flow	**$54**	**$182**	**$191**	**$217**	**$196**	**$178**	**$224**	**$230**	**$227**	**$184**	**$163**	**$212**	**$218**	**$216**	**$161**	**$134**	**$194**	**$204**	**$201**	**$270**
Discount Factor	*0.97x*	*0.91x*	*0.83x*	*0.76x*	*0.70x*	*0.64x*	*0.59x*	*0.54x*	*0.50x*	*0.46x*	*0.42x*	*0.38x*	*0.35x*	*0.32x*	*0.30x*	*0.27x*	*0.25x*	*0.23x*	*0.21x*	*0.19x*
PV of FCF	**$53**	**$165**	**$159**	**$166**	**$138**	**$114**	**$132**	**$124**	**$113**	**$84**	**$68**	**$81**	**$77**	**$70**	**$48**	**$37**	**$48**	**$47**	**$42**	**$52**

	'45	'46	'47	'48	'49	'50	'51	'52	'53	'54
Firm Charter Revenues	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
(+) Extension Option Revenues	-	-	-	-	-	-	-	-	-	-
(+) Recharter Revenues	127	114	116	117	116	104	63	61	61	53
(+) Fleet Management Revenues	2	2	2	2	2	2	2	2	2	2
Total Revenue	**$129**	**$116**	**$118**	**$118**	**$118**	**$106**	**$65**	**$63**	**$63**	**$55**
(–) Vessel OpEx	(45)	(39)	(39)	(40)	(41)	(39)	(22)	(22)	(22)	(20)
(–) Voyage & Commission Expense	(1)	(1)	(0)	(0)	(0)	(1)	(0)	(0)	(0)	(0)
(–) Managed Fleet & Unallocated Fleet Mgmt Platform Costs	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
(–) G&A	(6)	(5)	(5)	(5)	(5)	(5)	(3)	(3)	(3)	(2)
EBITDA	**$75**	**$70**	**$72**	**$71**	**$70**	**$59**	**$38**	**$36**	**$36**	**$31**
(–) Drydock CapEx	(24)	(10)	-	-	-	(20)	-	-	-	-
(–) Efficiency CapEx	-	-	-	-	-	-	-	-	-	-
(–) Newbuild Capex	-	-	-	-	-	-	-	-	-	-
(+) Vessel Scrap Proceeds	110	-	-	-	-	25	25	-	-	53
(±) Δ in NWC and Other	-	-	-	-	-	-	-	-	-	-
Unlevered Free Cash Flow	**$161**	**$61**	**$72**	**$71**	**$70**	**$64**	**$63**	**$36**	**$36**	**$84**
Discount Factor	*0.18x*	*0.16x*	*0.15x*	*0.14x*	*0.13x*	*0.11x*	*0.11x*	*0.10x*	*0.09x*	*0.08x*
PV of FCF	**$29.0**	**$9.8**	**$10.7**	**$9.7**	**$8.8**	**$7.2**	**$6.7**	**$3.5**	**$3.2**	**$6.8**

DCF Output

Implied TEV	**$1,912**
(–) Net Debt	(1,292)
Implied Equity Value	**$620**
(/) FDSO	54.344
Price per Common Share	**$11.41**

Sensitivity Analysis

		Recharter Rate Sensitivity				
		($5k)	**($2.5k)**	**-**	**+$2.5k**	**+$5k**
Disc. Rate	8.50%	$9.43	$11.15	$12.78	$14.41	$16.05
	8.75%	8.80	10.49	12.08	13.68	15.28
	9.00%	8.19	9.84	**11.41**	12.97	14.54
	9.25%	7.60	9.22	10.75	12.28	13.82
	9.50%	7.03	8.62	10.12	11.62	13.12

Source: Special Committee Case and filings, FactSet and Bloomberg (9/9/25), Duff & Phelps 2024 Valuation Handbook, Clarksons
Note: Assumes valuation date of 6/30/25

Preliminary Financial Analysis

Selected Precedent Transactions – TEV / NTM EBITDA

($ in millions)


Transaction Average: 7.9x
5.3x
6.6x
9.4x
8.9x
9.2x
7.8x
4/6/23
5/25/22
10/4/21
3/8/21
2/22/21
1/13/21

Target	GasLog Partners LP	Hoegh LNG Partners LP	Teekay LNG	Hoegh LNG Holdings	GasLog Ltd.	Golar LNG Partners
Acquiror	GasLog Ltd.	Höegh LNG Holdings	Stonepeak	MSIP	BlackRock	New Fortress Energy
Business Type	Term	Term	Term	Term	Term	Term
Firm Charter Duration (yrs)	1.6	8.4	5.2	6.4	5.0	4.2
Transaction Value	$1,522	$774	$6,179	$1,713	$4,858	$1,906
Consideration Structure	Cash	Cash	Cash	Cash	Cash	Cash
Price / Net Asset Value	0.75x	0.80x	1.08x	0.96x	0.73x	1.06x
EV / LTM EBITDA Multiple	5.5x	6.7x	8.6x	7.6x	10.6x	6.3x
Take Private by Controlling Shareholder	✓	✓	✗	✓[1]	✓[1]	✗

Source: Public filings, press releases, investor presentations, FactSet, Capital IQ, Wall Street research, Evercore estimates
1. Transactions involved controlling shareholders working in coordination with a financial investor that acquired all shares from unaffiliated public shareholders

Net Asset Value considered for reference only, given illiquidity of S&P market for modern LNGCs

Reference Methodologies

Net Asset Value

($ in millions, except per share data)

Charter Free Gross Asset Value

Vessel	Propulsion	Built	Capacity	Charter-Free Appraisals
Vessel L	ME-GA	2024	174,000	[redacted]
Vessel M	ME-GA	2024	174,000	[redacted]
Vessel K	X-DF	2021	174,000	[redacted]
Vessel J	X-DF	2020	174,000	[redacted]
Vessel I	TFDE	2015	170,500	[redacted]
Vessel E	TFDE	2015	170,500	[redacted]
Vessel F	TFDE	2015	162,000	[redacted]
Vessel H	TFDE	2015	160,000	[redacted]
Vessel G	TFDE	2015	160,000	[redacted]
Vessel C	TFDE	2014	160,000	[redacted]
Vessel A	TFDE	2014	160,000	[redacted]
Vessel B	TFDE	2014	160,000	[redacted]
Vessel D	TFDE	2014	162,000	[redacted]
Total				**$2,149**

Net Asset Value

Charter-Free Gross Asset Value	$2,149
(+) Cash and Cash Equivalents	109
(–) Debt	(1,401)
(+/-) Net Working Capital	(28)
Net Asset Value	**$828**
(/) FDSO	54.344
NAV / Share	**$15.24**
Implied Price / NAV	**0.50x**

Source: Company materials, [redacted]

Reference Methodologies

Premia Paid Analysis (Transaction Size: $1.0bn - $3.0bn)

Transaction Criteria

- Transactions since January 1st, 2020
- All cash only
- US targets only
- Excluding transactions in the financial and REIT sectors

All Transactions

	Premia Paid		
	1 Day Prior	1 Week Prior	1 Month Prior
Median	**40.5%**	**42.2%**	**43.0%**
75th Percentile	70.3%	72.5%	67.5%
Mean	50.0%	51.1%	54.9%
25th Percentile	20.4%	23.1%	24.9%

Median Premia Paid Prior to Announcement


40.5%
42.2%
43.0%
1 Day Prior
1 Week Prior
1 Month Prior

Source: Refinitiv (as of September 2025)
Note: Parameters include only cash transactions, U.S. publicly traded target deals ranging from $1.0bn to $3.0bn since January 1, 2020, excluding transactions in the financial and REIT sector and select deals that did not publicly disclose relevant data

Appendix

Preliminary Financial Analysis

Weighted Average Cost of Capital

($ in millions)

Company	Equity Value	Total Debt[1]	Total Debt / Total Cap	Levered Beta[2]	Tax Rate	Unlevered Beta
Capital Clean Energy Carriers	$1,285	$2,547	66.5%	0.68	0.0%	0.23
Dynagas	138	299	68.4%	0.74	0.0%	0.23
Flex LNG	1,378	1,802	56.7%	0.98	0.0%	0.42
Mean			**63.8%**	**0.80**	**0.0%**	**0.29**
***CoolCo*[3]**	***$404***	***$1,385***	***77.4%***	***0.77***	***0.0%***	***0.17***

Adj. Unlevered Beta	0.29
Total Debt / Total Capitalization[4]	70.0%
Tax Rate	0.0%
Adjusted Equity Beta	0.98
Risk-Free Rate[5]	4.8%
Market Risk Premium[6]	6.3% - 7.3%
Size Premium[7]	1.7%
Cost of Equity	**12.7% - 13.7%**
Pre-Tax Cost of Debt[8]	7.0%
After-Tax Cost of Debt	**7.0%**
WACC	**8.7% - 9.0%**

Cost of Equity Sensitivities

Market Risk Premium @ 6.3%

Total Debt / Total Cap	Adj. Unlevered Beta 0.19	0.24	0.29	0.34	0.39
60%	9.6%	10.4%	11.1%	11.9%	12.7%
65%	10.0%	10.9%	11.8%	12.7%	13.6%
70%	10.6%	11.6%	12.7%	13.7%	14.8%
75%	11.4%	12.7%	13.9%	15.2%	16.4%
80%	12.6%	14.2%	15.8%	17.3%	18.9%

Market Risk Premium @ 7.3%

Total Debt / Total Cap	Adj. Unlevered Beta 0.19	0.24	0.29	0.34	0.39
60%	13.7%	11.0%	11.9%	12.8%	13.7%
65%	10.6%	11.6%	12.7%	13.7%	14.8%
70%	11.3%	12.5%	13.7%	14.9%	16.1%
75%	12.2%	13.7%	15.1%	16.6%	18.1%
80%	13.6%	15.5%	17.3%	19.1%	21.0%

WACC Sensitivities

Market Risk Premium @ 6.3%

Total Debt / Total Cap	Adj. Unlevered Beta 0.19	0.24	0.29	0.34	0.39
60%	8.0%	8.3%	8.7%	9.0%	9.3%
65%	8.1%	8.4%	8.7%	9.0%	9.3%
70%	8.1%	8.4%	8.7%	9.0%	9.3%
75%	8.1%	8.4%	8.7%	9.0%	9.4%
80%	8.1%	8.4%	8.8%	9.1%	9.4%

Market Risk Premium @ 7.3%

Total Debt / Total Cap	Adj. Unlevered Beta 0.19	0.24	0.29	0.34	0.39
60%	8.2%	8.6%	9.0%	9.3%	9.7%
65%	8.3%	8.6%	9.0%	9.4%	9.7%
70%	8.3%	8.6%	9.0%	9.4%	9.7%
75%	8.3%	8.7%	9.0%	9.4%	9.8%
80%	8.3%	8.7%	9.1%	9.4%	9.8%

Source: Company Filings; Bloomberg (9/9/25); Duff and Phelps 2025 Valuation Handbook

1. Includes corporate debt, lease liabilities and preferred equity as of 6/30/25
2. 5-year Beta regressed weekly against the MSCI World Index
3. Based on CoolCo's NYSE listing (for its full trading history) regressed against the MSCI World Index
4. Based on current CoolCo projected capital structure
5. Based on 20-year US treasury's current yield to maturity
6. Based on Duff & Phelps' supply-side long-horizon expected equity risk premium, defined as historical equity risk premium minus price-to-earnings ratio calculated using three-year earnings; Based on Duff & Phelps' historical long-horizon expected equity risk premium, defined as large company stock total return minus long-term government bond income returns
7. Decile: Low (9) with equity value range of $304 million to $730 million
8. Based on CoolCo blended cost of debt